Exhibit 10.33








Execution Copy: Nov 18, 2004

                       MANUFACTURING AND SUPPLY AGREEMENT

                            DATED 18TH November, 2004
                                  INYX USA, LTD


                                       and


                              NOVADEL PHARMA, INC.

                                    CONTENTS

Section                                                                     Page

1.       Definitions...........................................................2
2.       Appointment of INyX as  supplier......................................3
3.       Production............................................................4
6.       Supply of Product.....................................................7
5.       Changes to Product Specification......................................7
6.       Supply and storage of Raw Materials and Components....................7
7.       Premises, Maintenance, Inspection and insurance.......................8
8.       Access to premises and technical visits...............................8
9.       Regulatory matters....................................................9
10.      Product recall........................................................9
11.      Complaints...........................................................10
12.      Price and payment....................................................11
13.      Intellectual property................................................11
14.      Duration and termination.............................................12
15.      Stock disposal.......................................................13
16.      Confidentiality......................................................13
17.      Warranties, Indemnification and Limitiation of Liability.............13
18.      Limitation of liability..............................................14
19.      Force Majeure........................................................15
20.      Notice...............................................................15
21.      Further assurance....................................................16
22.      Counterparts.........................................................16
23.      No partnership or agency.............................................16
24.      Assignment and subcontracting........................................16
25.      Previous agreements..................................................17
26.      Amendments...........................................................17
27.      Partial invalidity...................................................17
28.      Third party rights...................................................17
29.      Prevailing conditions................................................17
30.      Waiver...............................................................17
31.      Language.............................................................18
32.      Set off..............................................................18
33.      Costs................................................................18
34.      Applicable law competent court.......................................18

Appendices

Appendix 1.....................................................................1
Appendix 2.....................................................................2
Appendix 3.....................................................................4
Appendix 4.....................................................................4
Appendix 5.....................................................................5

AN AGREEMENT      made this 18th day of November 2004

BETWEEN           NovaDel  Pharma  Inc.   having  a  place  of  business  at  25
                  Minneakoning Road, Flemington, New Jersey 08822 United States

AND INyX USA, Ltd having a place of business at San Jose' Road # 604 / Industrial Zone, Cotto Norte, Manati, PR 00674, Puerto Rico ("INyX")

WHEREAS

(A) NovaDel has the right to market and sell the Product listed in Appendix 1 ("the Product") worldwide.

(B) INyX is willing to undertake the manufacture, testing, packaging, packing, ongoing stability and delivery of the Product for NovaDel in accordance with the terms and conditions contained in this Agreement.

(C) The parties intend that INyX will undertake the manufacture, packing, supply and the required stability studies of the Product in accordance with the terms and conditions contained in a Technical Agreement, which is incorporated into this Agreement.

(D) In accordance with current US directives and good manufacturing practice, the Technical Agreement between NovaDel and INyX defines the responsibilities of the parties with regard to the manufacture of the Product and the execution of responsibilities by the person responsible for releasing each batch of the Product for sale.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       Definitions

1.1      In this Agreement:

         "Affected Obligation" shall have the meaning specified in section 19;

         "Business Day" means a day other than a Saturday or Sunday or public holiday in England and the United States;


         "cGMP" means the current Good Manufacturing Practices regulations of the FDA (as in effect from time to time) currently contained in 21 C.F.R. pts. 210 and 211 and in the Rules Governing Medicinal Products in the European Union Volume IV .

         "Components"  means  the  packaging   materials  as  specified  in  the
         Technical Agreement;


         "Cost of Goods" means with respect to that portion of the manufacturing, processing, testing, packaging and labeling of the Product performed by INyX, INyX's actual, direct cost of such activities (including the cost of raw materials and/or Components).

         "Defaulting Party" shall have the meaning specified in section 14.3;


         "Effective Date" means the date of this Agreement;

         "FDA" means the United States Food and Drug Administration or successor government agency in the United States.

         "First Commercial Sale" means the first sale of the Product by NovaDel, or its designee, in an arms' length transaction to an unaffiliated third party.

         "Force Majeure" means, in relation to either party, any circumstances beyond the reasonable control of that party (including without limitation any acts or restraints of governments or public authorities, strikes, lockouts or other industrial action, war, revolution, riot or civil commotion);

         "Intellectual Property Rights" means (a) copyright, patents, supplementary protection certificates, database rights and rights in trade marks, designs, know-how and confidential information (whether registered or unregistered); (b) applications for registration, and the right to apply for registration, for any of these rights; and (c) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world;

         "NDA" means the new drug application filed by NovaDel with respect to the Product seeking approval of the Product by the FDA, as the same may be supplemented and/or amended from time to time.

         "Price" means the price specified in Appendix 2;

         "Product" means the Product listed in Appendix 1, which may be amended by prior written agreement of the parties from time to time;

         "Product Specification" means the specification for a Product contained in the relevant Regulatory Approval and such additional amended specification as may be agreed by the parties in writing;

         "Purchase Order" shall have the meaning specified in section 3.2;

         "Raw Materials" means the substances required to be incorporated into the Product and specified in the Technical Agreement;

         "Regulatory Approval" means the final approval to market the Products in any country of the Territory, including without limitation, pricing and reimbursement approval and any other approval which is required to market the Products in the normal course of business;

         "Regulatory Authority" means any governmental or regulatory bodies, agencies, departments or entities (whether national or supra-national) which regulate, direct or control commercial and other related activities in the Territory;

         "Technical Agreement" means the agreement between NovaDel and INyX, which is attached as Appendix 3 and which is incorporated into this Agreement;

         "Territory" means the countries specified in Appendix 4;

         "VAT" means: (a) any tax imposed in compliance with the Sixth Directive of the Council of the European Communities (77/388/EEC); and (b) any other tax of a similar fiscal nature, whether imposed in a member state of the European Union in substitution for or in addition to such tax, or imposed elsewhere; and 1.2 In this Agreement, a reference to a month is to a calendar month. 1.3 Headings in this Agreement are for ease of reference only and shall not affect its construction or interpretation.
         1.4 The appendices to this Agreement form part of it.


2.       Appointment of INyX as supplier

2.1 During the term of this Agreement and subject to Section 14.1, INyX agrees to manufacture, pack and supply the Product from Raw Materials and Components obtained from NovaDel's nominated or agreed supplier, in accordance with the Technical Agreement.

2.2 INyX agrees to perform all stability studies as may be required for ongoing marketing and sale of the Product and shall conduct such stability studies in compliance with FDA requirements as further defined in the Technical Agreement



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

2.3 INyX undertakes to NovaDel that INyX shall not directly or indirectly sell, supply, manufacture or distribute the Product to any person or company in the Territory or outside the Territory other than NovaDel or its designee.


3.       Production 3.1 Forecasts.

         (a) NovaDel, or its designee, shall provide INyX with written quarterly forecasts of the quantities of the Product that it expects to order for each rolling 12-month period. Such forecasts are estimates and purchases of Product shall be affected pursuant to Purchase Orders submitted to INyX by NovaDel or its designees, provided however, the Product requirements for the first 3 months of each forecast are regarded as firm requirements and Purchase Orders will be placed accordingly by NovaDel or its designee.

         (b) NovaDel, or its designee, shall deliver the first such quarterly forecast no later than 60 days after the Effective Date, and shall deliver the updated and extended forecasts not less than 5 Business Days before the end of each quarter thereafter.

3.2      Purchase Orders.

         (a) Subject to the other provisions of this Agreement, NovaDel, or its designee, shall from time to time, but not before January 1, 2005, place orders for the Product (a Purchase Order) and identify the requested delivery dates for each such order.

         (b) The delivery dates specified in any such Purchase Orders shall not be less than (60) days from the dates of such Purchase Orders.

         (c) Each Purchase Order placed pursuant to this Section 3.2 shall constitute a firm obligation to purchase the ordered quantities of the Product, subject to the following provisions

                  (i) A Purchase Orders may be modified or cancelled by NovaDel, or its designee, upon written notice to INyX; provided, however, that if any modification or cancellation of an order shall occur less than 60 days prior to the delivery date, NovaDel shall pay INyX within 30 days after invoice therefore any out-of-pocket costs incurred by INyX as a direct result of such modification or cancellation by NovaDel and which would not otherwise be recovered by INyX hereunder.

                  (ii) INyX shall provide a Purchase Order confirmation to NovaDel within three Business Days of receipt of a Purchaser Order that complies with the provisions of clause 3.2.

                  (iii) INyX shall have the right to refuse any Purchase Orders which do not comply with the provisions of section 3.2.



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

                  (iv) The terms, conditions and limitations of this Agreement shall be controlling over any conflicting terms and conditions contained in any Purchase Order or other documentation used by NovaDel in ordering the Product or by INyX in accepting or confirming Purchase Orders, and any term or condition of such Purchase Order, acceptance or other document that shall conflict with, or be in addition to, the terms, conditions and limitations of this Agreement is hereby expressly rejected.

3.3      Packaging.

         (a) INyX shall ensure that the Product is packaged with labels, Product inserts and other labelling as reasonably approved by NovaDel and specified in the Technical Agreement. NovaDel, or its designee, may, in its sole discretion, but subject to the requirements of applicable laws and regulations in the relevant Territory, make changes to labels, Product inserts and other labelling for the Product.

         (b) NovaDel shall reimburse INyX for the actual costs incurred by INyX of any labels, Product inserts, other labelling or any other primary component rendered obsolete due to a change precipitated by NovaDel in its sole discretion; provided, that:

         (i) INyX shall provide reasonable documentation of such cost; (ii) the cost of such components shall not be included in the Price; and

         (iii) INyX shall maintain no more than 180 days inventory of such labels, Product inserts and other labelling at all times.

3.4      Delivery.

         INyX shall use commercially reasonable efforts to ensure that the Product ordered by NovaDel, or its designee, in accordance with this Agreement is shipped to the facility designated by NovaDel, or its designee, in accordance with the delivery dates specified in NovaDel's, or its designee's, Purchase Orders, and INyX shall notify NovaDel, or its designee, promptly of any significant anticipated delay.

3.5      Quality Control, Assurances and Release Documentation.

         (a) INyX shall perform all in-process quality control tests and quality assurance reviews on the Product as specified in the Technical Agreement and shall certify in writing that each batch of the Product delivered to NovaDel, or its designee, was manufactured in strict conformity with the Product Manufacturing Requirements as specified in the Technical Agreement and that the Product contained in such shipment complies with the provisions set out in the Technical Agreement and the other terms of this Agreement.

         (b) All deliveries of Product by INyX shall be accompanied by appropriate documentation - as specified in the Technical Agreement - required under applicable law to import the Product into, and for NovaDel, or its designee, to offer the Product for sale in, the relevant Territory, including any quality assurance or quality control audit results and/or certifications that approval for the Product has been audited to ensure that any Product supplied hereunder has been manufactured in conformity with cGMP and other applicable regulations in the relevant Territory.

3.6      Acceptance and Rejection.

         (a) NovaDel, or its designee, shall give written notice to INyX of any claims that the Product manufactured by INyX does not comply with the requirements as set out in the Technical Agreement promptly upon its becoming aware of such non-compliance.

         (b) In the event that NovaDel, or its designee, shall fail to notify INyX of any such claim within 45 Business Days of NovaDel's, or its designee's, receipt thereof at its facility, such Products shall be deemed accepted by NovaDel; provided, however, that, other than with respect to defects or other non-compliance plainly observable from a visual inspection, any such acceptance or deemed acceptance shall not adversely affect or otherwise shorten any applicable Product warranty period.

         (c)      Any  notice by  NovaDel,  or its  designee,  pursuant  to this
                  Section 3.6 that any Products do not comply with the terms and conditions hereof shall be accompanied by a true and correct copy of the results of any tests conducted by NovaDel, or its designee thereon, although no such tests are required with respect to defects or other non-compliance plainly observable from a visual inspection.

         (d) The parties shall cooperate in good faith to resolve any disputes arising therefrom and, in the event that the parties shall be unable to resolve such dispute within 30 calendar days from the date of NovaDel's, or its designee's, notice pursuant to this Section 3.6, the parties shall submit such dispute to a mutually satisfactory independent laboratory. The determination by such laboratory shall be final and binding on the parties and the costs therefor shall be borne by the non-prevailing party.

         (e) NovaDel, or its designee, shall not dispose of any Product claimed by it not to comply with the terms and conditions of this Article 3 until resolution of any dispute with respect thereto.

         (f) INyX shall promptly replace any Product that does not comply with the terms and conditions hereof, at INyX's sole cost and expense, by delivery thereof to NovaDel, or its designee.

         (g) NovaDel shall pay INyX within ten Business Days for any Products delivered by INyX and found to be in compliance with the terms and conditions of this Article 3 after a challenge under this Section 3.6

3.7      Sales and Operations Planning / Communication

         (a) The parties agree to establish and maintain regular meetings between the parties and /or their designees to discuss MARKETING-, DEMAND-, MANUFACTURING- and CAPACITY planning.

         (b)      Meetings will be held on a monthly basis until further notice.



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

         (c)      Parties  will  appoint a key  account  manager  with  specific
                  responsibility  for  this  relationship,   names  and  contact
                  details as per Appendix 5


4.       Supply of Product

4.1 INyX shall use commercially reasonable efforts to supply the Product requested in each Purchase Order by the requested delivery date.

4.2      Each Product supplied by INyX to NovaDel shall be:

         (a)      in such form as is required under the Technical Agreement;

         (b) delivered in accordance with the provisions of Appendix 2 to such addresses as NovaDel, or its designee, shall designate; and

         (c) conform to the Product Specification and all applicable laws, including cGMP.

4.2      Insufficiency of Supply.

         (a) Subject to NovaDel's, or its designee's, delivery of a forecast and Purchase Order pursuant to Sections 3.1 and 3.2, respectively, in the event that INyX shall fail or shall be unable to supply NovaDel's, or its designee's, reasonable requirements for the Product hereunder for a period exceeding 90 cumulative days in any given 365 day period, then NovaDel may, in its discretion, elect to terminate this Agreement and NovaDel shall give INyX not less than 90 days notice of its intention to do so.

         (b) INyX shall - at NovaDel's cost - upon the reasonable request of NovaDel, cooperate with, assist and provide NovaDel (or its Affiliate or third-party manufacturer, as applicable) with all and any documentation and technology necessary or desirable to manufacture, test, package the Product as herein contemplated.

4.3 INyX shall be deemed to have fulfilled its contractual obligations in respect of each Purchase Order provided that the quantity actually delivered is not more or less than [10 percent.] of the quantity specified in the relevant Purchase Order. NovaDel shall pay for the actual quantity delivered.


5.       Changes to Product Specification

5.1      If:

         (a) changes to the Product Specification are required by law or by any Regulatory Authority; or

         (b)      NovaDel   reasonably   requests   changes   to   the   Product
                  Specification,

         INyX shall promptly implement any such change at NovaDel's sole cost. Otherwise, changes shall only be made to the Product Specification by agreement between the parties which will be reflected in the Technical Agreement attached hereto.



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

6.       Supply and storage of Raw Materials and Components

6.1 Within 30 Business Days of the Effective Date, INyX will provide NovaDel with the names and addresses of all suppliers INyX proposes to buy Raw Materials and Components from.

6.2 All Raw Materials purchased by INyX shall at all times remain the property of INyX.

6.3 INyX shall be solely responsible for ordering the necessary quantities of Raw Materials and Components.

6.4 INyX shall do all acts and things lawfully possible that NovaDel may reasonably request to protect the Raw Materials, Components and the Product against any persons having claims against INyX.

7.       Premises, Maintenance, Inspection and Insurance

7.1 INyX shall be responsible for providing and maintaining all facilities including but not limited to suitable premises and all necessary labour, plant, machinery, equipment and services as approved in writing by NovaDel for the manufacture and quality control of the Product and for the storage of Raw Materials, Components and Product.

7.2 INyX shall have the right to transfer manufacture of the Product to other facilities within the INyX Group of companies, subject to

         (a) Agreement in writing by NovaDel, such agreement not to be unreasonably withheld or delayed

         (b)      having the necessary Regulatory Approvals in place

         (c) such transfer having no adverse effect on Price and other relevant supply conditions as defined in this Agreement for the Product

7.3 INyX shall maintain and operate the manufacturing facility or facilities designated in the NDA and implement such quality control procedures so as to meet the requirements of FDA regulations and so as to be able to timely perform its obligations hereunder.

7.4 INyX shall promptly provide NovaDel, and its designee, with a copy of any FDA Form 483 ("Notice of Observations") received at the conclusion of an inspection relating to the Product and all follow-up correspondence from the FDA, if any.



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

7.5 Such premises, Raw Materials, Components and Product, plant, machinery and equipment therein shall be insured at INyX's cost for their full reinstatement value against fire, storm, accident, flood, theft and such other risks as shall be agreed between the parties hereto from time to time.


8. Access to premises and technical visits

8.1 INyX shall allow any Regulatory Authority to enter the premises to conduct an inspection at any time.

8.2 INyX shall permit quality assurance
representatives of NovaDel, and/or its designee, to inspect such manufacturing facility or facilities at all times upon reasonable notice, during normal business hours and on a confidential basis.


9.       Regulatory matters

9.1 INyX shall be responsible, at INyX's expense, for filing for and maintaining:

         (a) all necessary export or import licences in respect of Raw Materials or Components used in the production of the Product; and

         (b) its manufacturing licence applicable to the manufacture of the Product.

9.2 Except as provided in section 9.1, NovaDel shall be responsible for filing and maintaining all necessary Regulatory Approvals.

9.3 INyX shall be responsible for all stability studies, including post marketing stability studies as may be required for ongoing marketing and sale of the Product and shall conduct such stability studies at NovaDel's cost in compliance with the NDA and FDA requirements and as further specified in the Technical Agreement.

9.4 INyX shall be responsible for conducting an annual product review at NovaDel's cost, as further specified in the Technical Agreement and for providing a report thereof to NovaDel and/or its designee.

9.5      INyX shall:

         (a) provide NovaDel at NovaDel's cost, with all necessary support and assistance for the maintenance, variation or renewal of any of the Regulatory Approvals;

         (b) keep NovaDel fully and promptly informed of all relevant changes that relate to the manufacture of the Product or Product Specification and make no changes unless and until NovaDel has confirmed that approval has been granted for the change by any relevant Regulatory Authority or that a Regulatory Authority approval is unnecessary; and

         (c) use reasonable commercial efforts to secure the assistance of any third party supplier of Raw Materials or Components in meeting any request made by a Regulatory Authority.


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

10.      Product Recall

10.1 In the event that either NovaDel, or its designee, or INyX determines that a recall of the Product is necessary for any reason, NovaDel or INyX, as applicable, shall so notify the other in writing. If NovaDel determines to recall the Product, NovaDel, or its designee, shall give notice of such recall to each customer to which it has sold any applicable Product, along with the instructions, if any, prepared by NovaDel, or its designee, and/or INyX relating to the recall. The decision to initiate such actions as described above shall remain solely with NovaDel or its designee.

10.2 Except as set forth in Section 10.2(c), in the event of any recall or seizure of any Product and only if INyX is culpable for the recall due to error or negligence on INyX part, INyX shall, at the written election of NovaDel, either:

         (a)      promptly  replace  the amount of Product  recalled  or seized;
                  and/or

         (b) give credit to NovaDel against outstanding receivables due from NovaDel in an amount equal to the amount paid by NovaDel for the Product so recalled or seized or otherwise owing by NovaDel hereunder; plus promptly reimburse (or, at the election of NovaDel, credit) NovaDel for the aggregate transportation costs, if any, taxes, freight insurance, handling and reasonable and verifiable out-of-pocket costs incurred by NovaDel in respect of such recalled or seized Product; provided, however, that the foregoing shall not apply if and to the extent that such recall or seizure arises out of any improper act or omission of NovaDel, or its designee. Any costs incurred by INyX in complying with its obligations pursuant to this Section 10.2(b) shall not be, directly or indirectly, passed on to NovaDel in the calculation of the Price or otherwise.

         (c) In the event and to the extent that any recall or seizure of any Product arises out of any improper act or omission by NovaDel, or its designee, NovaDel shall be responsible for such recalled or seized Product and shall promptly reimburse INyX in cash for any reasonable and verifiable out-of-pocket expenses incurred by INyX in connection therewith.

         (d)      For purposes of this Section 10.2, "recall" means

                  (i) any action by NovaDel, its designee or INyX to recover title to or possession of any Product sold or shipped (including, but not limited to, market withdrawal) and/or

                  (ii) any decision by NovaDel, or its designee, not to sell or ship Product to third parties that would have been subject to recall if it had been sold or shipped, in each case taken in the good faith belief that such action was appropriate under the circumstances. For purposes of this Section 10.2, "seizure" means any action by any government, authority or agency to detain or destroy any Product.

         (e) INyX and NovaDel shall keep the other fully informed in writing of any notification or other information, whether received directly or indirectly, that might affect the marketability, safety or effectiveness of any Product, or that might result in liability issues or otherwise necessitate action on the part of either party, or that might result in recall or seizure of any Product.


11.      Complaints

         Complaints received by NovaDel relating to the manufacturing or packaging of the Product shall be sent to INyX who will acknowledge receipt of the complaint within five Business Days. A formal written report on the complaint, with corrective actions where applicable, shall be prepared and sent to NovaDel sufficiently in advance of the time period required under FDA regulations. In the event, that the investigation exceeds this period INyX shall issue an interim report pending the final report.

11.1     Records &  Reports--Pursuant  to 21CFR  ss.310.305,  if INyX receives a potential reportable event for follow-up or investigation, such investigation and report will be submitted to NovaDel within two days prior to the 15-day "alert reports" due to FDA. INyX will further cooperate with any 15-day follow-up reports by assisting and investigating any new information relating to the report.


12.      Price and payment 12.1 NovaDel shall pay to INyX the Price. 12.2 If:

         (a) The price which INyX must pay for the Raw Materials or Components used to produce a Product increases by a percentage in excess of 5 percent as compared with the price at the Effective Date;

         (b) Additional regulatory obligations are imposed on INyX by law or a Regulatory Authority; or (c) any other price increase is required or agreed in accordance with clause 5,

         INyX may increase the Price by such amount as is necessary to recover the additional costs of supplying the Product. In any event prices are to be reviewed annually on the anniversary of the Effective Date hereof.

12.3 Payment for all Products supplied to NovaDel shall be made in Pound Sterling by the 20th day of the month following the date of invoice; provided however, that no payment shall be required thereon during the pendency of any dispute pursuant to clause 3.6. NovaDel shall make payment into the account identified below

                  [to be advised]

12.4 INyX may charge interest on sums not paid to INyX on the date on which payment should have been made pursuant to the applicable provisions of this Agreement over the period from date payment was due until the date of actual payment (both before and after judgement) at the rate of four per cent. per annum above the base rate of Barclays Bank PLC. This is without prejudice to INyX's other rights or remedies.


13.      Intellectual property

13.1 In this section 13, NovaDel Intellectual Property Rights means any and all Intellectual Property Rights which are owned by NovaDel or licensed to NovaDel by a third party and which but for the licence in section
         13.2 would be infringed by INyX manufacturing, packaging or supplying any of the Product to NovaDel.

13.2 During the term of this Agreement, NovaDel grants to INyX a non-exclusive royalty-free licence under NovaDel Intellectual Property Rights for the sole purpose of manufacturing, packaging or supplying NovaDel, or its designee, with Product.

13.3 NovaDel shall indemnify INyX against any and all claims, losses or expenses (including legal fees) suffered or incurred by INyX as a result of any claim by any third party that the manufacture, packaging or supply of any of the Products infringe or are alleged to infringe the Intellectual Property Rights owned by or licensed to that third party.


14.      Duration and termination

14.1 This Agreement shall commence on the Effective Date and shall continue for a period of ten years. For the first five years of this Agreement, INyX will be the exclusive provider of Product to NovaDel in the Territory. For the second five years of this Agreement, INyX will manufacture/supply Product to NovaDel on a non-exclusive basis. Thereafter this Agreement shall be renewed automatically, on a non-exclusive basis, for further periods of two years unless either party indicates its intention not to renew this Agreement and notice of the intention not to renew this Agreement is given to the other party at least 12 months prior to the expiry of the relevant period.

14.2 If either party to this Agreement commits any material breach of this Agreement and fails to remedy or to commence to remedy and diligently persue such remedy in good faith the breach within 30 Business Days of notice from the other party (if capable of remedy) or offer adequate compensation therefor, the other party may terminate this Agreement immediately by notice to the party in breach.

14.3 This Agreement may be terminated by a party immediately by written notice to the other party (the "Defaulting Party") if the Defaulting
         Party:

         (a) is unable to pay its debts or is liable to be wound up by a court of competent jurisdiction; or

         (b) enters into a composition or arrangement with its creditors or a moratorium is declared in respect of any of its indebtedness or any creditor action; or

         (c) takes any action to appoint, to request the appointment of, or suffers the appointment of, a receiver, administrative receiver, administrator, trustee or similar officer over all or a material part of its assets or undertaking; or

         (d) has a winding-up or administration petition presented in relation to it or has documents filed with a court for an administration in relation to it provided that, in the case of a winding-up petition, if the Defaulting Party is contesting the winding-up petition in good faith and with due diligence it shall not be a Defaulting Party until a period of five Business Days has expired since the presentation of the winding-up petition without it having been either discharged or struck out; or

         (e) is affected in any way in any jurisdiction other than England and Wales by anything equivalent to any of the things referred to in clauses 14 (a) to 14 (d) above.

14.4 Termination of this Agreement shall not release either party hereto from any liability or right of action which at the time of termination has already accrued to either party hereto or which may thereafter accrue in respect of any act or omission prior to such termination. Such rights shall include but not be limited to the recovery of any monies due hereafter.


15.      Stock disposal

15.1 On termination of this Agreement INyX shall, within reasonable time, deliver all quantities of finished Product with an actual remaining shelf life exceeding 12 months to NovaDel or its nominees. Unless otherwise agreed, all stocks held by INyX of the Product which are not in good and usable condition shall be destroyed by and at the cost of INyX in the presence of NovaDel authorised representative.


16.      Confidentiality

16.1 During the term of this Agreement and for [five] (5) years thereafter, neither party shall use, reveal nor disclose to third parties any confidential information (including without limitation the Product Specification) received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, manufacturing or marketing Product or for securing essential or desirable authorisations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning the Product or to carry out any litigation concerning the Product.

16.2 This confidentiality obligation shall not comply to such information which:

         (a) has become a matter of public knowledge, unless through default of the other party under this Agreement or

         (b) is already in the possession of the receiving party unless through default of the other party under this Agreement, or

         (c) is disclosed to the receiving party by a third party having the right to do so, or

         (d) is subsequently and independently developed by employees of the receiving party or affiliate thereof who had no knowledge of the confidential information disclosed.

16.3     The  parties  shall  take   reasonable   measures  to  assure  that  no
         unauthorised use or disclosure is made by others to whom access to such information is granted.


17.      Warranties and Indemnification.

17.1     Certain Representations, Warranties and Covenants of INyX.

         (a)      INyX hereby represents and warrants to NovaDel that:

                  (i) INyX has the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

                  (ii) the terms of this Agreement do not conflict with or breach any agreement to which INyX or any affiliate is a party or by which INyX or any affiliate is otherwise bound or violate any applicable law.

         (b) INyX hereby warrants and covenants to NovaDel that all Product supplied by it to NovaDel, and its designee, pursuant to this Agreement shall be manufactured, tested, packaged, labelled, stored and handled in accordance with the Technical Agreement and that, at the time of the delivery of such Product to NovaDel, or its designee, such Product:

                  (i)      will meet the Product  Specification  and will not be
                           adulterated    or     misbranded.

17.2     Certain Representations, Warranties and Covenants of NovaDel.

         NovaDel hereby represents and warrants to INyX that

         (a)      NovaDel has the  requisite  corporate  power and  authority to
                  enter  into  this   Agreement   and  perform  it   obligations
                  hereunder; and

         (b) the terms of this Agreement do not conflict with or breach any agreement to which NovaDel is a party or by which NovaDel is otherwise bound or violate any applicable law.

18.      Limitation of Liability

18.1 INyX does not exclude or limit its liability for fraud, death or personal injury caused by its negligence or that of its employees, agents or subcontractors.

18.2 Subject to section 18.1, the total liability of INyX to NovaDel under or in relation to this Agreement, whether arising from negligence, breach of contract, negligent misrepresentation or otherwise shall not exceed the limits of available insurance set out in section 18.5 to the extent such insurance responds to the relevant claim.

18.3 Subject to section 18.1, INyX shall not be liable to NovaDel for any loss of profits, loss of business, revenue, goodwill or anticipated savings, or for any indirect or consequential loss or damage suffered by NovaDel in connection with the Products or this Agreement.

18.4 NovaDel shall indemnify (on an after tax basis) INyX, and keep INyX indemnified, on demand, against each loss, liability or cost (including reasonable lawyers fees and expenses) which is incurred by INyX to the extent such loss, liability or cost arises out of any claim against INyX in relation to any Product sold by NovaDel, or its designee, from the Effective Date provided that such claim is not due to the failure of any Product to conform to the applicable Product Specification due to the negligence of INyX.

18.5     INyX Indemnity limits are


        ------------------------------------------------------------------------
               Section                            Limit of Indemnity
                                               Inclusive of deductible
        ------------------------------------------------------------------------
        1. Public Liability         (pound)5,000,000 any one event
        ------------------------------------------------------------------------
        2. Products Liability       (pound)5,000,000 any one event and in all in
                                    any one insurance year
        ------------------------------------------------------------------------
        3. Errors and Omissions     (pound)5,000,000 any one event and in all in
           Extension                any one insurance year
        ------------------------------------------------------------------------
           a) Injury/Damage         (pound)5,000,000 any one event and in all in
                                    any one insurance year
        ------------------------------------------------------------------------
           b) Financial Loss        (pound)1,000,000 any one event and in all in
                                    any one insurance year
        ------------------------------------------------------------------------

18.6 Notwithstanding any provision herein neither party shall be liable for any indirect or consequential damages including without limitation any loss of profit, loss of business, loss of capital and loss of plant, whether such liability arises in tort, negligence, contract or otherwise.

19.      Force Majeure

19.1 If any Force Majeure occurs in relation to either party which affects or may affect the performance of any of its obligations under this Agreement (other than a payment obligation) ("Affected Obligation"), it shall notify the other party forthwith as to the nature and extent of the circumstances in question.

19.2 Subject to section 19.1, neither party shall be deemed to be in breach of this Agreement, or shall be otherwise liable to the other party, by reason only of any delay in performance, or the non-performance of any of its Affected Obligations hereunder, to the extent that the delay or non-performance is due to any Force Majeure of which it has duly notified the other party, and the time for performance of the Affected Obligations shall be extended accordingly.

19.3 If the performance by either party of any of its obligations under this Agreement is prevented or delayed by Force Majeure for a continuous period in excess of five Business Days, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable in the circumstances.

19.4 If the performance by either party of any of its Affected Obligations under this Agreement is prevented or delayed by Force Majeure for 60 Business Days or more, consecutively or cumulatively, in any one year, then the other party shall in its discretion have the right to terminate this Agreement forthwith upon written notice to the other party.


20.      Notice

20.1 Any notice to be given under this Agreement shall be in writing and shall be sent by fax or by registered mail to:


          ----------------------------------------- ----------------------------
          FAX: +1 787 854 5715                      FAX: +1 908 806 2445

          Attn. VP Sales and Marketing              Attn VP Business Development

          INyX USA  Ltd.                            NovaDel Pharma Inc

          POBox 345                                 25 Minneakoning Road

          San Jose' Road # 604                      Flemington
                                                    New Jersey
          Industrial Zone
                                                    08822
          Cotto Norte
                                                    United States
          Manati

          PR 00674

          Puerto Rico
          ----------------------------------------- ----------------------------


         or, to such other address and fax numbers as may be notified to the parties from time to time.

20.2 Any notice sent by mail shall be deemed delivered within five Business Days after despatch and any notice sent by fax shall be deemed to have been delivered upon confirmation of receipt.


21.      Further assurance

         Each party shall (and shall use its reasonable commercial efforts to procure that any necessary third parties shall) execute such documents, and do all acts and things as may be reasonably required after the execution of this Agreement to provide to the other party the full benefit of the terms of this Agreement.


22.      Counterparts

         This Agreement may be signed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.


23.      No partnership or agency

         Nothing in this Agreement shall be deemed to constitute a partnership between the parties, or constitute one party the agent of the other party for any purpose.


24.      Assignment and subcontracting

24.1 Neither party may assign, sublicense, create any form of security over or otherwise dispose of any of its rights under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

24.2 NovaDel agrees that INyX may appoint subcontractors to perform any or all of INyX's obligations under this Agreement provided that INyX shall remain liable to NovaDel for any and all acts or omissions of such subcontractor as if such acts or omissions were those of INyX.


25.      Previous agreements

25.1 Each of the parties acknowledges and agrees that in entering into this Agreement it has not relied on any representation, warranty or other statement except as expressly identified in this Agreement or any document referred to in this Agreement.

25.2 This Agreement identifies all of the Agreements and understandings between the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior Agreements and understandings between the parties with respect to the subject matter of this Agreement but without prejudice to any accrued rights and obligations under such prior Agreements.

25.3 Nothing in this section 25 shall operate to exclude any liability which any party would otherwise have to the other party or any right which either of them may have to rescind this Agreement in respect of any statement made fraudulently by the other prior to the execution of this Agreement or any rights which each party may have against the other party in respect of fraudulent concealment by the other party.


26.      Amendments

         No amendments to this Agreement shall be effective or binding on any party unless such amendments are in writing and signed by both parties.


27.      Partial invalidity

         If any provision of this Agreement is found to be in violation of any applicable law, such provision shall be self-deleting and shall not affect the validity of the remaining provisions as contained herein. The parties agree to negotiate in good faith in order to replace such invalid provision by such provision which comes closest to the content and purpose of this Agreement.


28.      Third party rights

         A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.


29.      Prevailing conditions

         In the event of any condition within this Agreement being incompatible with a condition within the Technical Agreement, the content of this Agreement shall prevail.


30.      Waiver

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or any other right arising under this Agreement.


31.      Language

         Any notice or other communication given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be in English or, if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.


32.      Set off

         All payments made by the parties under this Agreement shall be gross, free of right of counterclaim or set off and without deduction or withholding of any kind other than any deductions or withholding required by law.


33.      Costs

         Except as specifically provided in this Agreement, each party shall pay its costs and expenses incurred by it in connection with the entering into and completion of this Agreement.


34.      Applicable law competent court

         This Agreement shall be governed by English law and the parties submit themselves to the exclusive jurisdiction of the English courts.

         AS WITNESS the hand of the duly authorised representatives of the parties hereto the day and year first before written.

         SIGNED                                      AGREED and ACCEPTED

         For and on behalf of                        For and on behalf of



         NovaDel Pharma, Inc.                        INyX USA Ltd





         Signed: /s/ Barry Cohen             Signed: /s/ Ulrich Bartke
                 -------------------                 -------------------



         Name :  Barry Cohen                         Name :  Ulrich Bartke



         Status :Vice President, New                 Status : Vice President,
                 Business and Product                         Global Sales and
                 Development                                  Marketing



         Date : November 18, 2004           Date : November 18, 2004

Appendix 1

                                 The Product(s)




     PRODUCT            TRADEMARK   MINIMUM BATCH SIZE       Further details
     -------            ---------   ------------------       ---------------


Nitroglycerin Lingual      TBD      12,500 for process       Initial size: 15ml.
Spray containing butane             validation batches;      bottle containing
as a propellant.                    NovaDelwill initiate     240 doses.
                                    process to increase      Additional sizes
                                    batch size to 50,00      may be added in the
                                    units for commercial     future.
                                    production.

                                   Appendix 2

                               Delivery and Price



Price: GBP ____________ per 1000 bottle

[to be advised on completion of Process Validation]







Delivery Terms
--------------

1.   Delivery:
     a.   Product to be delivered Ex Works (Incoterms 2000)

2.   Means of transport:
     a.   Product to be delivered by truck / sea / air

3.   Transport requirements:
     a. Product shall always be transported in rigid box trailers under temperature control
     b. The temperature shall be between +2 - +25 degrees Celsius, unless NovaDel provides INyX with written instructions otherwise
     c.   Product  shall  be  shipped  in   accordance   to  relevant   shipping
          regulations

4.   Carrier:
     a.   Product shall be packed on EUR pallet (1200 x 800 mm)
     b.   Maximum height for the loading incl the pallet is 1150 mm
     c. The loading shall be fixed with a sheet on the top and shrink wrapped or stretch banded
     d.   No overhang outside the EUR pallets external dimensions
     e.   The goods shall be marked on both shorter sides
     f.   Part box / sample box should be clearly marked
     g.   Only one product and batch on each pallet
     h.   The pallet shall be dry, clean and undamaged


5.   Marking:
     a.   The carrier shall be marked with a label on both sides of the load
     b.   The following information shall be stated on the label:
          i.   INyX name
          ii.  NovaDel and / or Designee article number
          iii. NovaDel and / or designee purchasing reference
          iv.  Lot no
          v.   Quantity (sales unit)
          vi. Pallet / package no. referring to the packing list / delivery note
          vii. Market country
     c.   Each shipper (carton) shall be marked with its content

          i.   NovaDel and /or designee article no.
          ii.  Lot no.
          iii. Expiry date iv. Name of product
          v.   No of units / shippers vi. Market country

6.   Delivery address
     a.   According to NovaDel and / or designee purchase order

7.   Exchange of Documents
     a.   Documents shall be sent to NovaDel and / or designee
          i.   Purchase Order confirmation
          ii.  Delivery plan / confirmation
          iii. Shipping advice
               1. the shipping note advice shall be sent by fax to NovaDel and / or Designee at the latest the same day as the Product is shipped from INyX.
               2. The advice shall contain the same information regarding the actual shipment as the delivery note
          iv.  Delivery note / packing list
               1. the delivery list / packing list shall always be included in the delivery and clearly marked.
               2. The following information shall be stated on the note / list:
                    a.   NovaDel and / or designee Purchase Order reference
                    b.   NovaDel and / or designee article no
                    c.   Lot no
                    d.   Manufacturing year / month
                    e.   Expiry date
                    f.   Each pallet no and no of units per pallet
                    g.   Total number of units (sales units)

          v.   With product
               1.   delivery note / packing list
               2.   forwarding documents
               3.   certificate of Analysis
          vi.  By separate mail;
               1.   Invoice

                                   Appendix 3

                               Technical Agreement



           [to be agreed on completion of Process Validation batches]

                                   Appendix 4

                                   TERRITORIES



The Territory consists of the following countries:

The territory is Worldwide with the exception of the following countries:

-        Poland

-        Byelorussia

-        The former Russian Republics of Ukraine, Latvia, Lithuania and Estonia

-        The United Arab Emirates

                                   Appendix 5

                            Contact Persons - details



INyX:

Key account manager:       Christine Carmichael, phone +44 1928 532 238

VP Sales & Marketing:      Uli Bartke, phone +44 1928 532 226

VP Quality:                Phil Jenkinson: phone +44 1928 502 204



NovaDel:

Key account manager        [to be advised]



NovaDel Designee:

Key account manager        [to be advised]